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Schedule II - Valuation and Qualifying Accounts

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                                                Vivra Incorporated and Subsidiaries

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                Column A                  Column B                     Column C                   Column D           Column E
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                                                                      Additions
                                                         ------------------------------------
                                                                                 (2)
                                          Balance at                           Charged to            (1)
                                         Beginning of    Charged to Costs   Other Accounts -     Deductions -     Balance at End of
                  Description               Period         and Expenses        Describe           Describe            Period
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
Allowance for doubtful accounts:

    Year ended November 30, 1993          $  6,550,000      $1,610,000        $1,743,000(2)    $(2,006,000)(1)    $  7,897,000

    Year ended November 30, 1994             7,897,000       2,228,000         1,350,000(3)       (685,000)(1)      10,790,000

    Year ended November 30, 1995            10,790,000       4,383,000           604,000(2)     (2,348,000)(1)      13,429,000

(1) Write-offs, net of recoveries. Included in the 1993 amount is $243,000 which pertains to assets held for sale.

(2) Contingent rate adjustments charged to operating revenues.

(3) Allowance purchased as part of 1994 acquisitions.
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